Exhibit 99.2

BLACKROCK CAPITAL INVESTMENT CORPORATION
AUTOMATIC DIVIDEND REINVESTMENT PLAN

TERMS AND CONDITIONS

Pursuant to this Automatic Dividend Reinvestment Plan (the “Reinvestment Plan”) of the undersigned BlackRock Capital Investment Corporation (the “Corporation”), unless a holder (a “Shareholder”) of the Corporation’s shares of common stock (the “Common Shares”) otherwise elects, all dividends and distributions (together, “distributions”) on such Shareholder’s Common Shares will be automatically reinvested by BNY Mellon Investment Servicing (U.S.) Inc. (“BMIS”), as agent for Shareholders in administering the Reinvestment Plan (the “Reinvestment Plan Agent”), in additional Common Shares of the Corporation. Shareholders who elect not to participate in the Reinvestment Plan will receive all distributions in cash paid by check mailed directly to the Shareholder of record (or, if the Common Shares are held in street or other nominee name, then to such nominee) by BMIS as the Dividend Disbursing Agent. Participants may elect not to participate in the Reinvestment Plan and to receive all distributions in cash by sending written instructions to BMIS, as the Dividend Disbursing Agent, at the address set forth below. Participation in the Reinvestment Plan is completely voluntary and may be terminated or resumed at any time without penalty by written notice if received and processed by the Reinvestment Plan Agent prior to the distribution record date; otherwise such termination or resumption will be effective with respect to any subsequently declared distribution.

The Reinvestment Plan Agent will open an account for each Shareholder under the Reinvestment Plan in the same name in which such Shareholder’s Common Shares are registered. Whenever the Corporation declares a distribution payable in cash, non-participants in the Reinvestment Plan will receive cash and participants in the Reinvestment Plan will receive the equivalent in Common Shares, as determined below. The Common Shares will be acquired by the Reinvestment Plan Agent for the participants’ accounts, depending upon the circumstances described below, (i) through receipt of additional unissued but authorized Common Shares from the Corporation (“newly issued Common Shares”) and/or (ii) by purchase of outstanding Common Shares on the open market (“open-market purchases”). If, on the distribution payment date, the last quarterly net asset value per share (“NAV”) is equal to or less than the closing market price per share on such distribution payment date (such condition often referred to as a “market premium”), the Reinvestment Plan Agent will invest the distribution amount in newly issued Common Shares on behalf of the participants. The number of newly issued Common Shares to be credited to each participant’s account will be determined by dividing the dollar amount of the distribution by the greater of (i) the NAV or (ii) 95% of the closing market price on the distribution payment date. If, on the distribution payment date, the NAV is greater than the closing market price per share on such distribution payment date (such condition often referred to as a “market discount”), the Reinvestment Plan Agent may, upon notice to the Reinvestment Plan Agent from the Corporation, either (a) invest the distribution amount in newly issued Common Shares on behalf of the participants or (b) invest the distribution amount in Common Shares acquired on behalf of the participants in open-market purchases. In the event that the Corporation elects to have the Reinvestment Plan Agent invest the distribution amount in newly issued Common Shares on behalf of the participants, the number of newly issued Common Shares to be credited to each participant’s account will be determined by dividing the dollar amount of the distribution by the closing market price on the distribution payment date.  In the event that the Corporation elects to have the Reinvestment Plan Agent invest the distribution amount in Common Shares acquired on behalf of the participants in open-market purchases, the number of shares issued to each participant will be determined by dividing the dollar amount of the distribution by the weighted average price per share (including any applicable brokerage commissions) for all shares purchased by the Reinvestment Plan Agent in the open market in connection with the distribution.  The Reinvestment Plan Agent will have until the last business day before the next date on which the Common Shares trade on an “ex-distribution” basis or 30 days after the distribution payment date, whichever is sooner (the “last purchase date”), to invest the distribution amount in Common Shares acquired in open-market purchases. If the Reinvestment Plan Agent is unable to invest the full distribution amount in open-market purchases on the last purchase date, the Reinvestment Plan Agent shall invest any uninvested portion in newly issued shares at the closing market price per share on such last purchase date. If the market discount shifts to a market premium based on the closing market price per share at any day during the purchase period, the Reinvestment Plan Agent shall cease making open-market purchases after such day and invest any uninvested portion in newly issued shares. Investments in newly issued shares made in this manner would be made pursuant to the process described under the market premium condition with the date of such shift from market discount to market premium substituting for the distribution payment date. In either of the above scenarios where a combination of open market purchases and newly issued Common Shares is used to fulfil the Reinvestment Plan requirements, the number of shares issued to each participant will be determined by dividing the dollar amount of the distribution by the weighted average price per share of the two methods including any applicable brokerage commissions.

The Reinvestment Plan Agent will maintain all Shareholders’ accounts in the Reinvestment Plan and furnish written confirmation of all transactions in the accounts, including information needed by Shareholders for tax records. Common Shares in the account of each Reinvestment Plan participant will be held by the Reinvestment Plan Agent on behalf of the Reinvestment Plan participant.

In the case of Shareholders such as banks, brokers or nominees that hold Common Shares for others who are the beneficial owners, the Reinvestment Plan Agent will administer the Reinvestment Plan on the basis of the number of Common Shares certified from time to time by the record Shareholder and held for the account of beneficial owners who participate in the Reinvestment Plan.

The Reinvestment Plan Agent’s fees for the handling of the reinvestment of distributions will be paid by the Corporation. However, each participant will pay a per share fee incurred with respect to the Reinvestment Plan Agent’s open-market purchases in connection with the reinvestment of distributions, which will be deducted from the value of the distributions. Participants that request a sale of Common Shares through the Reinvestment Plan Agent are subject to a $2.50 sales fee and a $0.15 per share fee. Per share fees include any applicable brokerage commissions the Reinvestment Plan Agent is required to pay.

VOTING

Each Shareholder proxy will include those Common Shares purchased or received pursuant to the Reinvestment Plan. The Reinvestment Plan Agent will forward all proxy solicitation materials to participants and vote proxies for Common Shares held pursuant to the Reinvestment Plan in accordance with the instructions of the participants.

TAXATION

The automatic reinvestment of distributions will not relieve participants of any U.S. federal, state or local income tax that may be payable (or required to be withheld) on such distributions.

AMENDMENT OF THE REINVESTMENT PLAN

The Reinvestment Plan may be amended or terminated by the Corporation. There is no direct service charge to participants with regard to purchases in the Reinvestment Plan; however, the Corporation reserves the right to amend the Reinvestment Plan to include a service charge payable by the participants. Notice will be sent to Reinvestment Plan participants of any amendments as soon as practicable after such action by the Corporation.

INQUIRIES REGARDING THE REINVESTMENT PLAN

All correspondence concerning the Reinvestment Plan should be directed to BNY Mellon, c/o Computershare, P.O. Box 505000, Louisville, KY, 40233-5000, United States.

APPLICABLE LAW

These terms and conditions shall be governed by the laws of the State of New York without regard to its conflicts of laws provisions.

EXECUTION

To record the adoption of the Reinvestment Plan as of March 6, 2018, the Corporation has caused this Reinvestment Plan to be executed in the name and on behalf of the Corporation by a duly authorized officer.

By and on behalf of
BLACKROCK capital investment corporation

/s/ Michael J. Zugay
By: Michael J. Zugay
Title: Chief Executive Officer